UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 14, 2009

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

45 East Putnam Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (203) 422-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition.

On August 14, 2009, Global Gold Corporation (the "Company" or "Global Gold") closed the transactions pursuant to the amendment of agreement entered into on July 24, 2009, with members of the Quijano family (“Quijano”) to the October 29, 2007 Compania Minera Global Gold Valdivia S.C.M. joint venture (“GGV”) whereby GGV will become wholly owned by Global Gold and retain only the Pureo Claims Block (approximately 8,200 hectares), transferring the Madre De Dios claims block to the sole ownership to members of the Quijano family.

Key terms of the amendment included that on or before August 15, 2009, GGV transfer to Quijano or his designee one hundred percent (100%) interest in the current GGV claims identified as the Madre De Dios Claims Block and Quijano transfer to Global Gold one hundred percent (100%) interest in the GGV, or its designee, and the remaining claims identified as the Pureo Claims Block.  All transfers were closed in Santiago, Chile on August 14, 2009.  If GGV does not commence production on a commercial basis on the property being transferred to its sole control pursuant to this agreement within two years (subject to any time taken for permitting purposes), the property shall revert to Quijano.

Quijano shall be entitled a 3% NSR royalty interest in all metals produced from the properties retained in GGV up to a maximum of 27 million Euros, subject to Quijano’s initial repayment of $200,000 to Global Gold. For three years,  GGV or its designee shall have a right of first refusal on any bona fide offers for all or any part of the properties transferred to Quijano (to be exercised within five (5) days).  For three years, Quijano shall also have a right of first refusal on any bona fide offers for all or any part of the properties retained by GGV or its designee (to be exercised within twenty (20) days), all as described in Exhibit 10.5 below.

Item 8.01 Other Events

On August 18, 2009, the Company issued a press release announcing that it has closed the transactions provided for in the amendment of agreement entered into on July 24, 2009 with members of the Quijano family.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Exhibits

Exhibit No.	Description

10.3	Material Contract - Madre de Dios Mining Property Joint Venture and Options for Chiloe and Ipun Island Properties Agreement dated as of August 9, 2007. (1)

10.4	Material Contract - (Unofficial English Translation) Contractual Mining Company Agreement dated October 29, 2007. (2)

10.5	Material Contract – Amendment of Global Gold Valdivia Joint Venture Terms, Separation of Properties and Royalty Agreement (3)

99.1	Press release of Global Gold Corporation dated August 18, 2009, announcing the Closing of Chilean JV Transfer and Separation of Properties

(1) Incorporated herein by reference to Exhibit 10.3 to the Company's current report on Form 8-K filed with the SEC on September 7, 2007.

(2) Incorporated herein by reference to Exhibit 10.4 to the Company's current report on Form 8-K filed with the SEC on October 29, 2007.

(3) Incorporated herein by reference to Exhibit 10.5 to the Company's current report on Form 8-K filed with the SEC on July 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2009	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman & Chief Executive Officer